Exhibit 99.1

JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC

By:	/s/ Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact
Date: 7/08/21

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (CAYMAN), L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment L.P.,
its general partners
By: Insight Venture Associates Growth-Buyout Coinvestment Ltd.,
its general partners

By:	/s/ Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact
Date: 7/08/21

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (DELAWARE), L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment L.P.,
its general partners
By: Insight Venture Associates Growth-Buyout Coinvestment Ltd.,
its general partners

By:	/s/ Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact
Date: 7/08/21

INSIGHT VENTURE ASSOCIATES GROWTH-BUYOUT COINVESTMENT, LTD.

By:	/s/Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact
Date: 7/08/21

INSIGHT VENTURE ASSOCIATES GROWTH-BUYOUT COINVESTMENT, L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd.,
its general partner

By:	/s/Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact
Date: 7/08/21

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND, L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, L.P.,
its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd.,
its general partner

By:	/s/Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact
Date: 7/08/21

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (B), L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, L.P.,
its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd.,
its general partner

By:	/s/Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact
Date: 7/08/21